UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 2, 2010

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2010, Aetna Inc. (“Aetna”) announced that Joseph M. Zubretsky would be appointed Senior Executive Vice President and Chief Financial Officer effective November 29, 2010.  In connection with that appointment, on December 2, 2010, the Committee on Compensation and Organization of Aetna’s Board of Directors approved the following compensation changes for Mr. Zubretsky:

•	Annual base salary increased to $800,000 (effective as of November 29, 2010);
•	Annual bonus target increased to 110% of base salary (effective for performance year 2011); and
•	Grant of restricted stock units with a grant date value of $2,000,000.

The restricted stock units (“RSUs”) were granted under Aetna’s 2010 Stock Incentive Plan, have a grant date of December 2, 2010 and will vest in a single group three years from the date of grant.  The RSUs will not vest if Mr. Zubretsky retires or otherwise voluntarily terminates his employment prior to the vesting date or upon certain other events as provided in Aetna’s 2010 Stock Incentive Plan and the applicable RSU award agreement.  No dividends or dividend equivalents will be paid on the unvested RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: December 3, 2010	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer